Exhibit 99.3
Immunet Technology Overview

Immunet provides Sourcefire with entry into new markets, adding to its vision with a compelling cloud platform, enterprise desktop presence, APT solution, and client-side attack prevention. Immunet has a fast-growing cloud Anti-Malware business and will provide a cloud-based platform for cutting-edge security technologies.

About Immunet Startup in $6.5B anti-malware market Current solutions are ineffective and bloated Leveraging cutting edge internet-scale technology Cloud computing Collective intelligence 2.5 year lead in delivering cloud product with 750,000 users in 192 countries; CNET 4.5/5 star review Team - Veteran security industry executives with multiple prior successful startups Data mining Machine learning

Traditional Immunet Sample Collection 1 Day - 1 Month Real-time Sample Processing 1 Day - 2 Weeks Real-time Publishing 1 Hour - 1 Day Real-time Footprint 28 - 352 MB 10MB (3X - 30X Improvement) Detection Technology File Based, Signature Focused Data Mining, Network Centric Infrastructure Dozens of legacy systems 2X - 3X Hardware Reduction Delivery Cumbersome Consoles SaaS Web-based delivery Experience Low Interaction; No Context Highly visual; High Context Anti-Malware Reinvented Immunet Approach

Sourcefire Technology Strategy Awareness Platform Network Control (NGIPS/NFGW) Endpoint Control (Anti-Malware) Analysis & Forensics Snort Next Generation IPS Next Generation FW ClamAV Immunet Razorback Defense Center RNA RUA

Sourcefire 2011 Technology Strategy



IMMUNET/CLOUD
ANTI-MALWARE
INTERNET
SOURCEFIRE
3D NGIPS/
NGFW
Malware Detection
Content
Command & Control/Events
CUSTOMER
NETWORK
RAZORBACK
SOURCEFIRE
DEFENSE
CENTER
Content

Capabilities:
- IPS
- RNA
- RUA
- Flow Analysis
- Firewall
- Application Control
- Impact Analysis
- Client-side Detection
- Host-based Anti-malware
- Dynamic Host-based Analysis

6

SOURCEfire®